                                                                    EXHIBIT 11.1


                    GENESEE & WYOMING INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE

                   (in thousands, except per share amounts)

                                                                     FOR THE YEARS ENDED
                                                                         DECEMBER 31,

                                                                       1997       1996
                                                                       ----       ----
BASIC EARNINGS PER SHARE CALCULATION:
-------------------------------------

Net Income                                                              $7,998    $5,905


Weighted average number of shares
 of common stock                                                         5,250     3,829
                                                                         =====     =====

Earnings per share - basic                                               $1.52     $1.54
                                                                         ======    ======


DILUTED EARNINGS PER SHARE CALCULATION:
---------------------------------------

Net Income                                                              $7,998    $5,905
Weighted average number of shares of common stock
  and common stock equivalents outstanding:

  Weighted average number of shares
    of common stock                                                      5,250     3,829
  Common stock equivalents applicable to warrants                           42        38
  Common stock equivalents issuable under stock
   option plans                                                            155        99

  Weighted average number of shares of common stock
   and common stock equivalents - diluted                                5,447     3,966
                                                                        ======    ======

Earnings per share - diluted                                            $ 1.47    $ 1.49
                                                                        ======    ======
